Exhibit 5.1

[LETTERHEAD OF APPLEBY (BERMUDA) LIMITED]

e-mail: jwilson@applebyglobal.com direct dial: Tel +1 441 298 3559
NORDIC AMERICAN TANKERS LIMITED LOM Building 27 Reid Street HamiltonHM 11 Bermuda	appleby ref: JW/100154.0025 By Email 20 March 2013

Ladies and Gentlemen,

NORDIC AMERICAN TANKERS LIMITED – Registration Statement on Form F-3 Filing

We have acted as legal advisers as to matters of Bermuda law to NORDIC AMERICAN TANKERS LIMITED, a company organized under the laws of the Islands of Bermuda (the “Company”) and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 ASR (such statement as may be amended from time to time, the “Registration Statement”) relating to the registration of up to US$500,000,000 in aggregate of (i) common shares par value US$0.01 per share of the Company (the “Shares”); (ii) preferred share purchase rights of the Company (the “Preferred Share Purchase Rights”); (iii) preferred shares of the Company (the “Preferred Shares”); (iv) senior debt securities and subordinate debt securities, as amended or supplemented from time to time, between the Company and the trustee named in the applicable indenture (the “Debt Securities”); (v) warrants to purchase the Company’s debt or equity securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (the “Warrants”); (vi) purchase contracts for the sale of debt securities, equity securities, securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement, as well as currencies or commodities (the “Purchase Contracts”); (vii) rights to purchase the Company’s securities (the “Rights”) and (viii) units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares, rights or any combination of such securities (the “Units” and together with the Shares, Preferred Share Purchase Rights, Preferred Shares, Debt Securities, Warrants, Purchase Contracts and Rights the “Securities”).

NORDIC AMERICAN TANKERS LIMITED

20 March 2013

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of persons signing the Documents;

(e)	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

(f)	that any documents entered into with respect to the Debt Securities, Warrants, Purchase Contracts, Rights and Units will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of the jurisdiction of incorporation or jurisdiction of formation of such parties;

(g)	that any documents entered into with respect to the Debt Securities, Warrants, Purchase Contracts, Rights and Units will be validly authorised, executed and delivered by each of the parties thereto, other than the Company, and that the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company will purportedly deliver such documents will actually receive and accept delivery of such documents;

(h)	that any documents entered into with respect to the Debt Securities, Warrants, Purchase Contracts, Rights and Units will effect and constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which such documents are expressed to be governed;

(i)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

NORDIC AMERICAN TANKERS LIMITED

20 March 2013

(j)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of any of the Debt Securities, Warrants, Purchase Contracts, Rights and Units or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Debt Securities, Warrants, Purchase Contracts, Rights and Units is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k)	that each transaction to be entered into as contemplated by the Prospectus will be entered into in good faith and for full value and will not have the effect of unlawfully preferring one creditor over another;

(l)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as [unanimous written resolutions] of the Board and that there is no matter affecting the authority of the Directors to effect entry by the Company into the transactions, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(m)	that the records which were the subject of the Company Search and Litigation Search were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search and Litigation Search been materially altered; and

(n)	that when the Shares and Preferred Shares are issued, the issue price (in whatever form) will not be less than the par value of the Shares and Preferred Shares and the Company will have sufficient authorised but unissued share capital to effect the issue

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	The Securities have been duly authorized by the Board of Directors of the Company in conformity with the Company’s Memorandum of Association and the Bye-Laws and when issued and paid for as contemplated in the Prospectus (and with respect to the Preferred Shares Purchase Rights, in accordance with the terms of the Rights Plan, as defined in the Prospectus), will be validly issued.

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20 March 2013

(2)	The Shares and Preferred Shares, (including Shares or Preferred Shares issuable directly or upon conversion of Securities issued pursuant to the terms of the Indenture substantially in the form examined by us), a Warrant, a Purchase Contract, a Right, or as part of a Unit, when issued and delivered against payment therefor as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

(3)	The Debt Securities, Warrants, Purchase Contracts, Rights and Units, upon due execution and delivery as contemplated in the Prospectus, will be valid and legally binding obligations of the Company.

(4)	Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the issuance of the Securities except that the Registration Statement and any other offering documents must be filed with the Registrar of Companies prior to or as soon as reasonably practicable after any Securities are offered to the public and must comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981 of Bermuda (the “Act”).

(5)	Based solely upon the Company Search and the Litigation Search:

(i)	no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against the Company; and

(ii)	no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

NORDIC AMERICAN TANKERS LIMITED

20 March 2013

(b)	Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)	details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)	details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)	whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

NORDIC AMERICAN TANKERS LIMITED

20 March 2013

(c)	In order to issue this opinion we have carried out the Company Search and Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such searches.

(d)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company

Disclosure

This opinion is addressed to you and may be relied upon by Seward & Kissel LLP to assist with their delivery of an opinion in connection with the issuance of the Securities and, save as referred to herein, is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the Prospectus contained therein, without admitting that we are “experts” within the meaning of the Securities Act, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

NORDIC AMERICAN TANKERS LIMITED

20 March 2013

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

Encs

NORDIC AMERICAN TANKERS LIMITED

20 March 2013

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 18 March 2013 (the “Company Search”);

2.	The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 18 March 2013 in respect of the Company (the “Litigation Search”);

3.	A certified copy of the Certificate of Incorporation on Change of Name, Certificate of Amalgamation, Memorandum of Association and Bye-laws for the Company (collectively referred to as the “Constitutional Documents”);

4.	A certified copy of the Unanimous Written Consent adopted by the Board of Directors of the Company effective 14 March 2013 (the “Resolutions”);

5.	A Certificate of Compliance dated 18 March 2013 issued by the Registrar of Companies in relation to the Company confirming that the Company neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

6.	A copy of the Registration Statement on Form F-3, dated 20 March 2013 under the United States Securities Act of 1933, as amended (the “Registration Statement”).

7.	The prospectus of the Company included in the Registration Statement (the “Prospectus”).

8.	Form of Indenture (the “Indenture”).